CUSIP No. 369822507

EXHIBIT 99.1
Joint Filing Agreement
In accordance with Rule 13d-1(k)(1) of Regulation 13D-G of the Securities Exchange Act of 1934, the persons or entities below agree to the joint filing on behalf of each of them of the Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock of General Finance Corporation, and agree that such statement is, and any amendments thereto filed by any of them will be, filed on behalf of each of them, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.
Dated:	April 14, 2020

		By:	/s/ Ronald L. Havner, Jr.
		Name:	Ronald L. Havner, Jr.

		By:	/s/ LeeAnn R. Havner
		Name:	LeeAnn R. Havner

THE HAVNER FAMILY TRUST

		By:	/s/ LeeAnn R. Havner
		Name:	LeeAnn R. Havner
		Title:	Trustee

		By:	/s/ Ronald L. Havner, Jr.
		Name:	Ronald L. Havner, Jr.
		Title:	Trustee

JCS VENTURES II, LLC

		By:	/s/ LeeAnn R. Havner
		Name:	LeeAnn R. Havner
		Title:	Manager

		By:	/s/ Ronald L. Havner, Jr.
		Name:	Ronald L. Havner, Jr.
		Title:	Manager